COLONIAL TAX-EXEMPT INSURED FUND
                       FUND YIELD CALCULATION
                     (CALENDAR MONTH-END METHOD)
                    30-DAY BASE PERIOD ENDED 11/30/95


                                    a-b       6
                     FUND YIELD = 2 ----- +1  -1
                                    c-d



       a = dividends and interest earned during
           the month ................................ $1,320,194

       b = expenses (exclusive of distribution fee)
            accrued during the month.................    234,843

       c = average dividend shares outstanding
           during the month ......................... 34,930,137

       d = class A maximum offering price per share
           on the last day of the month .............      $8.80


             CLASS A YIELD ..........................       4.28%
                                                        =========
             Class A yield/(1-Load)
             ie: 4.28%/(1-.0475)=yield on NAV=  4.49%
                Less:  Distribution fee         (.75)
                                                 -----
             CLASS B YIELD ..........................       3.74%
                                                        =========

            TAX-EQUIVALENT YIELD:  CLASS A...........       7.09%
                                                        =========

                                   CLASS B...........       6.19%
                                                        =========